UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by QPC Lasers, Inc. (the “Company") on May 20, 2008 to provide additional information under 2.03 and 3.02 regarding the placement agent fees paid to TR Winston & Company.

All information contained in this Form 8-K/A is as of the original filing date of the Form 8-K filed May 20, 2008, and does not reflect any subsequent information or events other than as described above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In addition to the placement agent fee described in the Company’s Current Report on Form 8-K filed on May 20, 2008, TR Winston & Company is entitled to receive warrants to purchase 631,309 shares of common stock of the Company for placement agent services rendered in connection with the Company’s private placement in May 2008.

Item 3.02	Unregistered Sales of Equity Securities.

(a) The information included under Item 1.01 with respect to the issuance of the Secured Debentures and Warrants is incorporated under this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: June 23, 2008	By: /s/ George Lintz
George Lintz
Chief Financial Officer